EXHIBIT 23.8


            CONSENT OF GOLDSTEIN LEWIN & CO., INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8 of ECI Telecom Ltd. pertaining to the ECI Telecom Ltd. Employee Share Purchase Plan and ECI Telecom Ltd. U.S. Employee Share Purchase Plan and the registration statements on Form S-8 (No.s 333-103669, 333-12868, 333-9860,
333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and 33-26117) of ECI Telecom
Ltd. of our report dated January 27, 2003 with respect to the financial statements of ECI Telecom Ltd. and subsidiary (not presented separately in the Registration Statement and Form 8-K), in connection with the financial statements of ECI Telecom Ltd. as of December 31, 2002, incorporated by reference from Form 6-K filed with the Securities and Exchange Commission on April 3, 2003 in ECI Telecom Ltd.'s current report on Form 8-K filed with the Securities and Exchange Commission.

                                          /s/ Goldstein Lewin & Co.
                                          GOLDSTEIN LEWIN & CO.

Boca Raton, Florida
June 2, 2003